EXHIBIT 5.1
April 5, 2007
Franklin Bank Corp.
9800 Richmond Avenue, Suite 680
Houston, Texas 77007
Re: Registration Statement on Form S-3
Ladies and Gentlemen:
We have acted as counsel to Franklin Bank Corp., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (File No. 333-141039), as amended (the “Registration Statement”), filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the public offering from time to time, pursuant to Rule 415 of the Securities and Exchange Commission (the “Commission”) promulgated under the Securities Act, of the following securities of the Company up to an aggregate amount of $175,000,000: (i) debt securities of the Company, whether senior or subordinated (collectively, the “Debt Securities”), (ii) shares of the Company’s preferred stock, $.01 par value (the “Preferred Stock”), to be issued in one or more series, (iii) shares of the Company’s depositary shares representing fractional interests in shares of Preferred Stock (the “Depositary Shares”), (iv) shares of the Company’s common stock, $.01 par value (the “Common Stock”), (v) warrants of the Company for the purchase of Debt Securities, Preferred Stock, Depositary Shares or Common Stock (the “Warrants”), and (vi) units of the Company comprised of two or more of the Debt Securities, the Preferred Stock, the Depositary Shares, the Common Stock and the Warrants, in any combination (the “Units”). The Debt Securities, the Preferred Stock, the Depositary Shares, the Common Stock, the Warrants, and the Units are collectively referred to herein as the “Securities.”
We have examined originals or copies of (i) the Registration Statement, (ii) the Amended and Restated Certificate of Incorporation of the Company (the “Certificate”), (iii) the Amended and Restated Bylaws of the Company, (iv) certain resolutions of the Board of Directors of the Company relating to the offering of the Securities and related matters, (v) the form of specimen certificate representing the Common Stock on file with the Commission, (vi) the forms of the Indentures (collectively, the “Indentures”), by and between the Company and The Bank of New York, as Trustee (the “Trustee”) filed as exhibits to the Registration Statement, pursuant to which the Debt Securities will be issued and (vii) such other documents and records as we have deemed necessary and relevant for purposes hereof. In addition, we have relied on certificates of officers of the Company and of

Franklin Bank Corp.
April 5, 2007

public officials as to certain matters of fact relating to this opinion and have made such investigations of law as we have deemed necessary and relevant as a basis hereof. In such examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents, certificates and records submitted to us as originals, the conformity to original documents, certificates and records of all documents, certificates and records submitted to us as copies, the truthfulness of all statements of fact contained therein and, with respect to any issuance of shares of capital stock, the availability of a sufficient number of authorized and unissued shares of such stock under the Certificate at the time of issuance thereof. In making our examination of executed documents or documents to be executed, we have assumed that they constitute or will constitute valid, binding and enforceable obligations of such parties, other than the Company.
Based upon the foregoing and subject to the limitations and assumptions set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that:
     1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.
     2. With respect to any series of the Debt Securities (the “Offered Debt Securities”), when, as and if (i) the appropriate corporate action has been taken by the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company to fix and determine the terms of the Offered Debt Securities; (ii) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture and such Indenture has been duly executed and delivered by the Company and the Trustee and qualified under the Trust Indenture Act of 1939, as amended; (iii) either (a) the Offered Debt Securities have been duly executed and authenticated in accordance with the terms of the Indenture and duly delivered to the purchasers thereof or (b) the book entry of the Offered Debt Securities by the trustee under the Indenture in the name of The Depository Trust Company (“DTC”) or its nominee has been effected; and (iv) the Company has received the agreed-upon consideration therefor, the issuance and sale of the Offered Debt Securities will have been duly authorized by all necessary corporate action on the part of the Company, and the Offered Debt Securities will constitute valid and binding obligations of the Company entitled to the benefits of the applicable Indenture.
     3. With respect to the shares of any series of Preferred Stock (the “Offered Preferred Stock”), when, as and if (i) the appropriate corporate action has been taken by the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company to fix and determine the terms of the Offered Preferred Stock, including the adoption of a certificate of designations for such Preferred Stock in the form required by

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April 5, 2007

applicable law; (ii) such certificate of designations has been duly filed with the Secretary of State of Delaware; (iii) either (a) certificates representing the shares of the Offered Preferred Stock have been manually signed by a duly authorized officer of the transfer agent and registrar for the Preferred Stock and registered by such transfer agent and registrar, and delivered to the purchasers thereof or (b) the book entry of the Offered Preferred Stock by the transfer agent for the Company’s Preferred Stock in the name of DTC or its nominee has been effected; and (iv) the Company has received consideration therefor not less than the par value thereof, the issuance and sale of the shares of Offered Preferred Stock will have been duly authorized by all necessary corporate action on the part of the Company, and such shares will be validly issued, fully paid and nonassessable.
     4. With respect to the shares of Depositary Shares (the “Offered Depositary Shares”), when, as and if (i) the appropriate corporate action has been taken by the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company to authorize the issuance and terms of the Depositary Shares and underlying Preferred Stock, including the adoption of a certificate of designations for such Preferred Stock in the form required by applicable law, and the deposit agreement relating to the Offered Depositary Shares (the “Deposit Agreement”) and related matters; (ii) such certificate of designations has been duly filed with the Secretary of State of Delaware; (iii) the Deposit Agreement has been duly executed and delivered; (iv) certificates representing the shares of the underlying Preferred Stock have been manually signed by a duly authorized officer of the transfer agent and registrar for such Preferred Stock and delivered in the manner provided in the Deposit Agreement; (v) either (a) certificates representing the shares of the Offered Depositary Shares have been manually signed by a duly authorized officer of such transfer agent and registrar, and delivered to the purchasers thereof, or (b) the book entry of the Offered Depositary Shares in the name of DTC or its nominee has been effected; and (vi) the Company has received consideration therefor not less than the par value of the underlying Preferred Stock, the issuance and sale of the Offered Depositary Shares will have been duly authorized by all necessary corporate action on the part of the Company, and such shares will be validly issued, fully paid and nonassessable.
     5. With respect to the shares of Common Stock (the “Offered Common Stock”), when, as and if (i) the appropriate corporate action has been taken by the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company to authorize the issuance and sale of the Offered Common Stock; (ii) either (a) certificates representing the shares of the Offered Common Stock in the form of the specimen certificates examined by us have been manually signed by a duly authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar and delivered to the purchasers thereof or (b) the book entry of the Offered Common Stock by the transfer agent for the Company’s Common Stock in the name of DTC

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or its nominee has been effected; and (iii) the Company has received consideration therefor not less than the par value thereof, the issuance and sale of the shares of Offered Common Stock will have been duly authorized by all necessary corporate action on the part of the Company, and such shares will be validly issued, fully paid and nonassessable.
     6. With respect to the Units (the “Offered Units”) when, as and if (i) the appropriate corporate action has been taken by the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company to authorize the issuance and sale of the Offered Units and the terms, execution and delivery of the unit agreement relating to the Offered Units (the “Unit Agreement”); (ii) the Unit Agreement has been duly executed and delivered; (iii) the conditions set forth in paragraphs 2, 3, 4, 5 and 7 hereof, as applicable, have been satisfied as to the Debt Securities, Preferred Stock, Depositary Shares, Common Stock and Warrants, respectively, comprising the Offered Units; and (iv) the Company has received the agreed-upon consideration therefor, the issuance and sale of the Offered Units will have been duly authorized by all necessary corporate action on the part of the Company, and the Offered Units will constitute valid and binding obligations of the Company.
     7. With respect to the Warrants (the “Offered Warrants”) when, as and if (i) the appropriate corporate action has been taken by the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company to authorize the issuance and sale of the Offered Warrants and the terms, execution and delivery of the warrant agreement relating to the Offered Warrants (the “Warrant Agreement”); (ii) the Warrant Agreement has been duly executed and delivered; (iii) the conditions set forth in paragraphs 2, 3, 4 and 5 hereof, as applicable, have been satisfied as to the Debt Securities, Preferred Stock, Depositary Shares and Common Stock, respectively, comprising the Offered Warrants; (iv) the Offered Warrants are duly executed, attested, issued and delivered by duly authorized officers of the Company in the manner provided for in the Warrant Agreement; and (v) the Company has received the agreed-upon consideration therefor, the issuance and sale of the Offered Warrants will have been duly authorized by all necessary corporate action on the part of the Company, and the Offered Warrants will constitute valid and binding obligations of the Company.
The foregoing opinion is based on and is limited to the General Corporation Law of the State of Delaware and the relevant law of the United States of America, and we render no opinion with respect to the law of any other jurisdiction. The reference and limitation to “General Corporation Law of the State of Delaware” includes the statutory provisions and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

Franklin Bank Corp.
April 5, 2007

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement and to all references to our firm under the heading “Legal Matters” in the prospectus included in the Registration Statement. By giving such consent, we do not admit that we are experts with respect to any part of the Registration Statement, including this Exhibit, within the meaning of the term “expert” as used in the Securities Act or the rules and regulations thereunder.

Very truly yours,
/s/ Bracewell & Giuliani LLP

Bracewell & Giuliani LLP